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                                                                   Exhibit 10.11

                                                     AMENDMENT TO STOCK
                                         SUBSCRIPTION AND REPURCHASE AGREEMENT
                                         dated as of February 23, 1998 between
                                         YOUNG AMERICA HOLDINGS, INC. (f/k/a
                                         Young America Corporation), a Minnesota
                                         corporation ("the Company") and CHARLES
                                         D. WEIL (the "Investor").

                                    RECITALS

            1. The Company and the Investor are parties to a Stock Subscription and Repurchase Agreement dated as of November 25, 1998 (the "Agreement").

            2. On the date hereof, the Company is entering into an Indenture among the Company, its subsidiary, Young America Corporation ("YAC"), and Marine Midland Bank, as trustee, pursuant to which the ability of the Company to abide by certain of the terms to the Agreement will be restricted.

            3. The Company and the Investor agree that it is in their mutual best interest for the Company to enter into the Indenture.

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants of the parties provided herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Amendment. Section 9.4(c) of the Agreement is hereby amended in its entirety to read as follows:

                  "(c) The purchase price for any repurchase of Shares by the
            Company shall be paid in cash due upon the surrender of the Shares being repurchased; provided, however, that the Company shall not, and will not cause or permit YAC to, directly or indirectly, repurchase all or any portion of the Shares unless (a) YAC would have been permitted to purchase, redeem or otherwise acquire or retire for value any of its own Equity Interests (as defined in the Indenture) for a like amount of consideration without violating or causing a "Default" or "Event of Default" (each as defined in the Indenture) under the Indenture or (b) YAC expressly consents to the repurchase of such Shares and no "Default" or "Event of Default" under the Indenture shall have occurred and be continuing after giving effect to such

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            repurchase of Shares. If the Company shall not be able to pay all or any portion of the purchase price in cash upon the surrender of the Shares to be repurchased, the unexercised rights of the Investor under Section 9.2 hereof and/or the rights of the Company under
            Section 9.3 hereof shall be suspended until such time as the Company shall give notice to the Investor that it is permitted under the terms of this Section 9.4(c) to pay all or any portion of the purchase price for the Shares to be repurchased. If the Investor shall have exercised his rights under Section 9.2 (c), then the Company shall repurchase and pay for Shares from time to time (but no more frequently than quarterly or in amounts less than $25,000) to the extent it is permitted under the terms of this Section
            9.4(c), with any permitted amount applied first to the payment of interest as provided in the immediately following sentence and thereafter to the payment of purchase price for Shares. Any amounts not paid due to any suspension in accordance with this Section
            9.4(c) shall bear interest from the date of such suspension at a rate equal to the rate the Company shall then be paying or the rate which is available to the Company under any then existing or available working capital or operating line of credit. The Company hereby agrees to give prompt notice to the Investor of its ability to repurchase Shares following any suspension of rights pursuant to the terms of this Section 9.4(c)."

            2. Other Provisions. All other provisions and terms of the STOCK SUBSCRIPTION aND REPURCHASE Agreement shall continue in full force and effect.

            Counterparts. This Amendment to STOCK SUBSCRIPTION aND REPURCHASE Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to STOCK
SUBSCRIPTION aND REPURCHASE Agreement to be executed and delivered as of the date set forth above.

                                        YOUNG AMERICA HOLDINGS, INC.


                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                                        -----------------------------
                                        Charles D. Weil


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